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                                                                     EXHIBIT 2.1

                               PURCHASE AGREEMENT

         This Purchase Agreement (the "AGREEMENT") is entered into as of January 20, 2001, by and among Cyrk, Inc., a Delaware corporation (the "SELLER"), and Rockridge Partners, Inc., a Massachusetts corporation (the "BUYER").

                                  INTRODUCTION

         The Seller wishes to sell, and the Buyer wishes to buy, selected assets of the Seller including without limitation all of the outstanding capital stock of Cyrk Acquisition Corp. ("CAC"), a Delaware corporation, and Tonkin, Inc. ("TONKIN"), a Delaware corporation, on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                           PURCHASE AND SALE; CLOSING

         1.1 PURCHASE AND SALE.

               (a) PURCHASED ASSETS. On the terms and conditions of this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer at the Closing (as hereinafter defined), all of the Seller's right, title and interest in and to all of the assets owned or leased by, or licensed to, the Seller of every kind, type or description, wherever located, whether tangible or intangible, real, personal or mixed and set forth on SCHEDULE 1.1(a) attached hereto (the "PURCHASED ASSETS"), free and clear of all Liens (as hereinafter defined), except for Permitted Liens (as hereinafter defined). The business of the Seller represented by the Purchased Assets is sometimes referred to herein as the "CYRK CPG BUSINESS."

               (b) SUBSIDIARY SHARES. CAC and Tonkin are sometimes collectively referred to herein as the "SUBSIDIARIES" and individually as a "SUBSIDIARY." Subject to the terms and conditions of this Agreement, the Seller shall sell, convey, endorse, transfer, assign and deliver to the Buyer at the Closing, free and clear of all Liens, the shares of capital stock of CAC and Tonkin held by Seller (the "SHARES").

               (c) CERTAIN DEFINITIONS. As used herein, "LIEN" means any lien, pledge, charge, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, security interest or other encumbrance of any kind. As used herein, "PERMITTED LIENS" means (i) such imperfections of title, easements, encumbrances, or restrictions which do not impair in any material respect the use or ownership of the Purchased Assets or the operation of the business of each of the Subsidiaries, taken as a whole, (ii) Liens for Taxes (whether federal, state, local or foreign) attributable to any taxable period beginning on or prior to the Closing Date and not yet due or payable or being contested in good faith, (iii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's and other like Liens arising in the ordinary course of


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business, or deposits to obtain the release of such Liens, (iv) purchase money
Liens incurred in the ordinary course of business and (v) the Liens listed on
SCHEDULE 1.1(c).

          1.2 ESTIMATED CLOSING PURCHASE PRICE; PAYMENTS AT CLOSING.

               (A) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  (i) "BASE PURCHASE PRICE" means $8,000,000.

                  (ii) "CLOSING PURCHASE PRICE" means the Base Purchase Price, plus the amount, if any, by which the Net Asset Value (as hereinafter defined) exceeds $31,111,219, or minus the amount, if any, by which the Net Asset Value is less than $31,111,219, all as finally determined in accordance with Section 1.3.

                  (iii) "NET ASSET VALUE" means, as of the date immediately prior to the Closing, the amount of (A) all assets of the Subsidiaries MINUS (B) the liabilities of the Subsidiaries , determined in accordance with generally accepted accounting principles and the Seller's historically applied accounting practices (as such practices are reflected in EXHIBIT 1.2(a)(iii)), and without regard to the transactions contemplated hereby. Such determination shall be made by (I) making customary adjustments and eliminations for intercompany trade accounts receivable, intercompany affiliates accounts receivable and intercompany trade accounts payable, (II) making eliminations and adjustments for costs in excess of book value, notes payable and long term (debt) obligations and (III) including a $500,000 inventory reserve and $2,187,000 accounts receivable reserve. EXHIBIT 1.2(a)(iii) sets for the calculation of the Net Asset Value of the Subsidiaries as of November 30, 2000.

                  (iv) "SUBORDINATED NOTE" shall mean the subordinated promissory note from the Buyer in favor of the Seller for the principal of $2,300,000 in the form attached hereto as EXHIBIT 1.2(a)(iv)

                  (v) "SELLER NOTE" shall mean the promissory note from the Buyer in favor of the Seller in the form attached hereto as EXHIBIT 1.2(a)(v).

               (b) PRE-CLOSING DELIVERIES. Prior to the Closing, the Seller will furnish to the Buyer a certificate setting forth (i) an estimated Net Asset Value, including an itemization of the components of the Net Asset Value, and
(ii) an estimated Closing Purchase Price (the "ESTIMATED PURCHASE PRICE CERTIFICATE").

               (c) PAYMENTS AT CLOSING. At the Closing, the Buyer will deliver to the Seller (i) the Subordinated Note and (ii) the Seller Note for the principal amount equal to the Base Purchase Price plus (or minus) any increase (or decrease) thereto shown on the Estimated Purchase Price Certificate.

          1.3 DETERMINATION OF CLOSING PURCHASE PRICE.

               (a) Within 90 days after the Closing Date, the Buyer will deliver to the Seller a certificate (the "CLOSING PURCHASE PRICE CERTIFICATE"), setting forth an itemized statement of


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the Net Asset Value, a reconciliation of the changes made from the Estimated
Purchase Price Certificate and a calculation of the Closing Purchase Price.

               (b) If the Seller delivers a written notice (the "DISPUTED ITEMS NOTICE") to the Buyer within 45 days after the Seller's actual receipt of the Closing Purchase Price Certificate, stating that the Seller objects to any items on the Closing Purchase Price Certificate, specifying the basis for such objection and setting forth the Seller's proposed modification to the Closing Purchase Price, the Seller and the Buyer will attempt to resolve and finally determine and agree upon the Closing Purchase Price as promptly as practicable.

               (c) If the Seller and the Buyer are unable to agree upon the Closing Purchase Price within 30 days after delivery of the Disputed Items Notice, the Seller and the Buyer will select by lot a "Big-5" accounting firm whose services have not been previously utilized by Buyer or its Affiliates or Seller (and if no such firm exists, an accounting firm selected by mutual agreement of the parties) to resolve the disputed items and make a determination of the Closing Purchase Price. Such determination will be made within 60 days after such selection and will be binding upon the parties. The fees, costs and expenses of the accounting firm so selected will be borne by the party whose positions generally did not prevail in such determination, or if the accounting firm determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne 50% by the Seller and 50% by the Buyer. As used herein, "AFFILIATE" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

               (d) If the Seller does not deliver the Disputed Items Notice to the Buyer within 45 days after the date of Seller's actual receipt of the Closing Purchase Price Certificate, the Closing Purchase Price specified in the Closing Purchase Price Certificate will be conclusively presumed to be true and correct in all respects and will be binding upon the parties.

               (e) At such time as the Closing Purchase Price is finally determined, either (i) the Buyer shall pay the Seller an aggregate amount equal to the Closing Purchase Price less the amount paid at Closing under Section 1.2(c)(ii), or (ii) the Seller shall, at its option, pay the Buyer or set-off against the Seller Note an aggregate amount equal to the excess of the amount paid at Closing under Section 1.2(c)(ii) over the Closing Purchase Price by, in the case of payment, wire transfer of immediately available funds.

          1.4 ASSUMPTION OF LIABILITIES. At the Closing, the Buyer shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof all liabilities and obligations of the Seller of every kind and nature, whether absolute, contingent, accrued or otherwise and whether due or to become due: (a) listed on SCHEDULE 1.4 including without limitation all liabilities and obligations under all leases, licenses, contracts, agreements, instruments and documents listed on SCHEDULE 1.4, (b) included within the determination of the Closing Purchase Price, (c) under Section 4.19 of this Agreement and (d) under any product or other sales orders unfulfilled as of the Closing Date or any purchase orders for materials, services and supplies outstanding as of the Closing Date in respect of the Cyrk CPG Business (collectively, the "ASSUMED LIABILITIES"). Except for the Assumed Liabilities, Buyer shall not in any way be responsible for or assume any debt, liability or obligation of Seller (collectively, the "EXCLUDED LIABILITIES").


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          1.5 ALLOCATION. The total amount of the Closing Purchase Price and the
Assumed Liabilities shall be allocated among the Purchased Assets and the Shares in a manner to be agreed upon by Seller and Buyer not more than 90 days after Closing. If the Buyer and the Seller cannot reach agreement within such 90 day period, the parties shall choose a third party appraiser to allocate such value and such third party appraiser shall complete such allocation within 60 days after such selection. The third party appraiser shall allocate the Closing Purchase Price and the Assumed Liabilities in accordance with the respective fair market values of the Purchased Assets and the Shares. The costs of any such appraiser shall be borne equally by the Seller and the Buyer. It is agreed by the parties that any such allocation is arrived at by arm's-length negotiation and in the judgment of the parties properly reflects the fair market value of the Purchased Assets and the Shares transferred pursuant to this Agreement. The parties further agree that such allocation of the Closing Purchase Price meets the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and all U.S. Department of Treasury regulations promulgated thereunder. It is agreed that the allocations under this Section 1.5 will be binding on all parties for federal, state, local and other Tax purposes in connection with the purchase and sale of the Purchased Assets and the Shares and will be consistently reflected by each party on its Tax Returns.

          1.6 TRANSFER OF THE NAME "CYRK" TO BUYER. Until the Seller has obtained all necessary customer, stockholder and stock exchange approvals to change its name, Seller shall provide Buyer with a non-exclusive, worldwide, royalty-free license to use the name "Cyrk" and any other derivation thereof solely in connection with the Cyrk CPG Business or the business of any Subsidiary. Seller shall use all reasonable efforts to obtain such approvals, and shall recommend an amendment to its certificate of incorporation to change its name at its next annual meeting of stockholders. As soon as is reasonably practicable after Seller has obtained all such approvals, Seller shall execute and deliver to Buyer such bills of sale, assignments and other instruments of transfer as are reasonably necessary to transfer the name "Cyrk" and any other derivation thereof to Buyer.


          1.7 THE CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets and the Shares hereunder will take place at Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts on February 5, 2001 or, if the conditions set forth in Article 5 herein are not then satisfied or waived, at such later date as is two (2) business days after satisfaction or waiver of such conditions (the "CLOSING DATE").


                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Seller hereby represents and warrants to the Buyer that each of the statements contained in this Article 2 is true and correct as of the date hereof:

          2.1 ORGANIZATION, POWER AND STANDING. Each of the Seller, Tonkin and CAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Seller and the Subsidiaries has full corporate power and authority to own,



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lease and operate its properties and to carry on its business as such business is now conducted and to execute and deliver this Agreement and all related agreements contemplated hereby and to carry out the transactions contemplated herein and therein. The copies of the Certificates of Incorporation and bylaws of the Seller, CAC and Tonkin, each as amended to date, that have been delivered to the Buyer by the Seller are complete and correct copies thereof. The minutes of each Subsidiary made available to Buyer are true and correct in all material respects.

          2.2 FOREIGN QUALIFICATIONS. The Subsidiaries are duly qualified and authorized to do business as foreign corporations and are in good standing in each of the jurisdictions listed on SCHEDULE 2.2. None of the Subsidiaries is required to qualify to do business in any other jurisdiction, the failure of which to qualify would have a Material Adverse Effect. As used herein, "MATERIAL ADVERSE EFFECT" means an effect which is materially adverse to, taken as a whole, (a) the assets, operations and financial condition of the Subsidiaries,
(b) the Purchased Assets and (c) the operations and financial condition of the Cyrk CPG Business (rather than any effect in respect of general economic conditions or generally to the industries in which the Seller or the Subsidiaries operate).

          2.3 SUBSIDIARIES. Each Subsidiary has no subsidiaries. None of the Subsidiaries directly or indirectly owns or has the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization.

          2.4 VALIDITY AND ENFORCEABILITY. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary action of the board of directors of Seller. This Agreement is, and each of the other agreements and instruments related to the transactions contemplated hereby when executed and delivered by the Seller or any Subsidiary will be, the valid and legally binding obligations of the Seller or such Subsidiary who are parties thereto, enforceable in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally or by principles governing the availability of equitable remedies.

          2.5 CAPITALIZATION.

               (a) Each Subsidiary's authorized and outstanding capital stock is as set forth on SCHEDULE 2.5(a) hereto. All of the outstanding capital stock of such Subsidiary is beneficially owned by the Seller in the amounts set forth on
SCHEDULE 2.5(a) and is duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of such shares of capital stock were made in compliance with all applicable federal and state securities laws.

               (b) The Buyer will at the Closing acquire title to the Shares, free and clear of any Liens other than restrictions under applicable securities laws.

          (c) Except as set forth on SCHEDULE 2.5(C), there are no outstanding options, warrants, convertible or exchangeable securities or other rights that could obligate the Seller or any Subsidiary to issue shares of capital stock or other securities of any Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any



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Subsidiary. There are no agreements, written or oral, relating to the acquisition, disposition, voting or registration under applicable securities laws of any security of any Subsidiary.

          2.6 FINANCIAL STATEMENTS. The Seller has delivered to the Buyer the unaudited, consolidated balance sheets of the Subsidiaries as of December 31, 1998 and 1999 and the unaudited consolidated balance sheet of the Subsidiaries as of November 30, 2000 (the "BALANCE SHEET DATE") together with the related statements of income for the periods then ended. Such financial statements and the notes thereto, if any, fairly present, in all material respects, the consolidated financial condition and results of operations of the Subsidiaries for the periods then ended, and were prepared in accordance with the books and records of the Subsidiaries in conformity with generally accepted accounting principles (except for the omission of footnotes and subject to year end adjustments) on a basis consistent with prior periods.

          2.7 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, except as set forth in any reports, schedules, forms, statements, or other documents filed by Seller with the Securities and Exchange Commission (collectively, the "SELLER SEC DOCUMENTS"), (a) the Seller has conducted the business of each of the Subsidiaries and the Cyrk CPG Business in all material respects in the ordinary course, (b) there has been no event, circumstance or condition relating specifically to the Cyrk CPG Business or any Subsidiary which would cause a Material Adverse Effect, (c) no Lien has been placed upon any of the assets of the Subsidiaries or the Purchased Assets other than Permitted Liens, (d) each Subsidiary has not made any dividend, distribution or redemption in respect of its capital stock, except in the ordinary course of business, (e) no increase in the aggregate compensation and benefits to Employees (as hereinafter defined) has been made, except in the ordinary course of business, (f) no material change in the accounting practices of any Subsidiary or in respect of the Cyrk CPG Business has been made, other than any change required by generally accepted accounting principles or the Securities and Exchange Commission and (g) neither the Seller (solely in respect of the Cyrk CPG Business) nor any of the Subsidiaries has made any material acquisition or disposition of assets, except for the acquisition or disposition of assets in the ordinary course of business.

          2.8 TAXES.

               (a) The representations set forth in this Section 2.8 are subject to the qualifications set forth on SCHEDULE 2.8. The Seller and its Subsidiaries have prepared and filed when due all federal, state and other Tax Returns required by law to be filed in respect of the Cyrk CPG Business and the business of each of the Subsidiaries and has paid when due all Taxes levied upon any of the properties, assets, income or franchises shown to be due thereon, other than those not yet delinquent. All such Tax Returns are true and correct in all material respects. Neither the Seller (solely in respect of the Cyrk CPG Business) nor any Subsidiary has ever executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any of its Tax liabilities. The Seller does not know of any unpaid assessment against the Seller (solely in respect of the Cyrk CPG Business) or any Subsidiary of any material additional Taxes for any fiscal period or any pending or threatened Tax examination or audit by any federal, state or local taxing authority. All Taxes which the Seller (solely in respect of the Cyrk CPG Business) and each Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected and, to the extent legally required, paid to the



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proper governmental entity and will be withheld, collected and, to the extent legally required, paid through the Closing Date. There are no Tax Liens pending or, to the knowledge of the Seller, threatened against the Seller (solely in respect of the Cyrk CPG Business), any Subsidiary, or any of their respective assets or property. There are no outstanding Tax sharing agreements or other such arrangements between the Seller or any other corporation or entity. Neither the Seller (solely in respect of the Employees employed with the Cyrk CPG Business) nor any Subsidiary is obligated to make any payments as a result of the transactions contemplated hereby which would not be deductible under Section 280G of the Code or Section 162(m) of the Code. Neither the Seller (solely in respect of the Cyrk CPG Business) nor any Subsidiary has been audited by any governmental taxing authority within the past two years. None of the Subsidiaries has been part of an "affiliated group" within the meaning of
Section 1504 of the Code within the past three years, other than as part of any "affiliated group" with the Seller and its direct and indirect subsidiaries.

               (b) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                 (i) "TAX" or "TAXES" means all taxes, charges, fees, levies, penalties, additions or other assessments imposed by any federal, state, foreign or local taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, value added, social security or other taxes, including any interest, penalties or additions attributable thereto.

                 (ii) "TAX RETURNS" means all reports, estimates, declaration of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing.

          2.9 PERSONAL PROPERTY, ETC. Except as set forth on SCHEDULE 2.9, each of the Subsidiaries has good title to or a valid leasehold, license or other similar interest in each item of personal property used primarily by it and which is material to such Subsidiary, free and clear of all Liens, except for Permitted Liens. Except as set forth on SCHEDULE 2.9, the Seller has good title to or a valid leasehold, license or other similar interest in each item of personal property which is part of the Purchased Assets, free and clear of all Liens, except for Permitted Liens. Except as set forth on SCHEDULE 2.9, the material operating assets used in the Cyrk CPG Business or the business of each Subsidiary are, to the knowledge of the Seller, in adequate condition to conduct such businesses as the same is conducted on the date hereof, except to the extent not material to, taken as a whole, the Cyrk CPG Business and the business of each of the Subsidiaries.

          2.10 REAL PROPERTY.

               (a) Neither the Seller nor any of the Subsidiaries owns any real property.

               (b) SCHEDULE 2.10(b) describes each interest in real property leased by (i) the Seller and included within the Purchased Assets and (ii) the Subsidiaries, including the lessor of such leased property, and identifies each lease or any other arrangement under which such



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property is leased. Each of the Seller and its Subsidiaries, as the case may be, enjoys peaceful and quiet possession of such leased premises and has not received any written notice (and in the case of the Seller's lease at 125 Water Street, Danvers, Massachusetts, none of Ted L. Axelrod, Allan I. Brown, Dominic
F. Mammola, and Patricia J. Landgren has received any express oral notice from Patrick D. Brady) asserting the existence of a default under any such leasehold or has been informed in writing that the lessor under any of the leases has taken action or threatened to terminate any lease before the expiration date specified in such lease, and, except as shown on SCHEDULE 2.10(b), the transactions contemplated by this Agreement will not be the basis for the lessor to terminate any such lease prior to that expiration date.

          2.11 INTELLECTUAL PROPERTY.

               (a) As used herein "INTELLECTUAL PROPERTY" means all (i) patents and patent applications, (ii) registered trademarks and trademark applications,
(iii) service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (iv) copyrights (registered or unregistered) and copyrightable works and registration and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) domain names and (viii) digitized images for embroidery, screens, artwork, molds and dies. As used herein "SELLER INTELLECTUAL PROPERTY" means Intellectual Property owned or used by (x) the Seller in respect of the Cyrk CPG Business and being sold to Buyer, which Intellectual Property is set forth on SCHEDULE 2.11(a) or (y) any Subsidiary.

               (b) SCHEDULE 2.11(b) hereto contains a complete and accurate list of all material Seller Intellectual Property included in clauses (i), (ii),
(iii) (except for logos) and (vii) of the definition of Intellectual Property.
SCHEDULE 2.12 contains a complete and accurate list of all material licenses and other rights granted by the Seller or any Subsidiary to any third party with respect to any Seller Intellectual Property and all material licenses and other rights granted by any Person to the Seller or any Subsidiary with respect to any Seller Intellectual Property (excluding "off-the-shelf" programs or products or other software licensed in the ordinary course of business). To the knowledge of the Seller, there is no threatened or reasonably foreseeable loss or expiration of any material Seller Intellectual Property. The Seller or one of the Subsidiaries has taken commercially reasonable actions to maintain and protect the material Seller Intellectual Property.

               (c) The Seller, the Seller or one of the Subsidiaries owns or possesses sufficient legal rights to all material Seller Intellectual Property necessary for the Cyrk CPG Business as now conducted and the business of each Subsidiary as now conducted, without, to the knowledge of the Seller, any infringement of the rights of any Person. To the Seller's knowledge, neither the Seller nor any Subsidiary is violating any Intellectual Property of any other Person, and to the Seller's knowledge, no Person is infringing on any Seller Intellectual



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Property. As used herein, "PERSON" means any natural person or corporation, limited liability company, partnership, trust or other entity. Except as set forth on SCHEDULE 2.11, neither the Seller nor any Subsidiary has received any written notice alleging infringement of another Person's Intellectual Property within two years of the date hereof.

          2.12 MATERIAL CONTRACTS. SCHEDULE 2.12 hereto sets forth a complete and accurate list of all of the following contracts, agreements and instruments of the Subsidiaries or included as part of the Purchased Assets or Assumed Liabilities, except for those which will be terminated at or before the Closing:

               (a) contracts which place any material limitation on the method of conducting business, including agreements containing covenants not to compete;

               (b) agreements, contracts or instruments of the Seller or Subsidiaries relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money;

               (c) employment, severance, consulting, and similar agreements;

               (d) licenses, leases, contracts and other agreements with respect to any material property, including without limitation, all real estate leases and material licenses relating to Seller Intellectual Property;

               (e) all material customer contracts representing more than $100,000 of annualized revenues; and

               (f) other contracts which the Seller would be required to file as an exhibit to a Registration Statement on Form S-1 under the Securities Act.

          All of the foregoing are herein called "MATERIAL CONTRACTS". Except as set forth in SCHEDULE 2.12, there have been no material amendments or side or supplemental arrangements to or in respect of any Material Contract. The Seller has made available to the Buyer true and correct copies of all Material Contracts. Each Material Contract is valid and in full force and effect, and the Seller or Subsidiaries party thereto and, to the knowledge of the Seller, each other party thereto have performed all of their respective material obligations thereunder. Neither the Seller nor any of the Subsidiaries is in default under any Material Contract nor is there any fact or event with notice or the passage of time or both which would result in a default, in all cases, unless such default would not cause a Material Adverse Effect. To the knowledge of the Seller, no third party is in default under any Material Contract, except where a default would not cause a Material Adverse Effect.

          2.13 LITIGATION. Except as set forth in SCHEDULE 2.13, there is no action, suit, proceeding or investigation before any court, arbitrator or governmental authority, pending or, to the knowledge of the Seller, threatened against any of the Subsidiaries or the Cyrk CPG Business, other than any action, suit, proceeding or investigation which would not have a Material Adverse Effect.

          2.14 REQUIRED CONSENTS, ETC. Except as set forth on SCHEDULE 2.14 and except for any applicable filings under the HSR Act (as hereinafter defined), no consent, order, approval,



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authorization, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority or any party to a Material Contract, is required on the part of the Seller or any of the Subsidiaries for or in connection with the execution and delivery of this Agreement or the sale of the Purchased Assets and the Shares pursuant hereto, except for those which, if not obtained, would not have a Material Adverse Effect (collectively, the "REQUIRED CONSENTS"). Subject to obtaining the consents, orders, approvals or authorizations specified on
SCHEDULE 2.14, the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby by the Seller and the Subsidiaries will not result in any violation of, be in conflict with, constitute a breach or default under or impose a Lien on any of the Purchased Assets or any assets held by any Subsidiary (except for Permitted Liens) pursuant to (a) the certificate of incorporation or by-laws of each of the Seller and the Subsidiaries, (b) any law, permit, statute or administrative regulation applicable to Seller or any Subsidiary, or any order, writ, injunction, judgment or decree of any court or governmental authority specifically naming Seller or any Subsidiary and (c) any Material Contact, except in the case of clauses (b) and (c), where such violation, conflict or default would not cause a (i) Material Adverse Effect or (ii) materially impair the ability of the Seller and the Subsidiaries to consummate the transactions contemplated hereby.

          2.15 LICENSES AND PERMITS. Each of the Seller and the Subsidiaries, respectively, are in material compliance with all licenses, permits and authorizations of governmental authorities held by each which are material to the Cyrk CPG Business or the business of such Subsidiary (except for licenses, permits and authorizations relating to Environmental Laws, as to which Section
2.21 applies) (collectively, the "AUTHORIZATIONS").

          2.16 COMPLIANCE WITH LAW. Each of the Seller (solely in respect of the Cyrk CPG Business) and the Subsidiaries are in compliance with all foreign, federal, state or local statutes, laws, ordinances, judgments, decrees, orders or rules or regulations, applicable to it, except where noncompliance would not have a Material Adverse Effect (and except as to Environmental Laws, as to which Section 2.21 applies).

          2.17 EMPLOYEES AND COMPENSATION.

               (a) Except as described on SCHEDULE 2.17(A) hereto, no employees of (i) the Seller primarily used in the Cyrk CPG Business or (ii) the Subsidiaries (collectively, the "EMPLOYEES") are represented by any union; and to the knowledge of the Seller, there is no labor strike, slowdown, stoppage or organizational effort pending or threatened against the Seller or the Subsidiaries by such Employees.

               (b) SCHEDULE 2.17(b) sets forth a true and correct list of the name and current annual salary of Employees whose annual salary exceeds $65,000.

               (c) SCHEDULE 2.17(c) sets forth any retention bonuses or increases in compensation or other benefits payable to any Employee as a result of the transactions contemplated hereby.

          2.18 BENEFIT PLANS.

               (a) SCHEDULE 2.18(a) hereto sets forth a complete list of all material employee benefit plans and arrangements of any type (including, but not limited to, plans described in Sections 3(1), 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Seller or Subsidiaries for the benefit of any Employees (the "BENEFIT PLANS").
SCHEDULE 2.18(a) hereto sets forth a complete list of the Benefit Plans which are sponsored by the Seller or an Affiliate of Seller (other than a Subsidiary) and which have either provided coverage and benefits directly to any employees of the Seller or been adopted and participated in or contributed to by a Subsidiary for the benefit of any employees of such Subsidiary (the "CYRK BENEFIT PLANS"). Any Benefit Plan which is not a Cyrk Benefit Plan is a benefit plan or arrangement provided by one of the Subsidiaries.

               (b) With respect to each Benefit Plan, the Seller has made available to Buyer true and complete copies of: (i) any and all plan texts and agreements; (ii) any and all summary plan descriptions and material modifications thereto; (iii) the most recent annual report, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; and (v) the most recent determination letter received from the Internal Revenue Service (the "SERVICE"), if applicable.

               (c) With respect to each Benefit Plan: (i) such plan has been administered and enforced in accordance with its terms and all applicable laws in all material respects; (ii) no breach of fiduciary duty has occurred with respect to which the Seller, or any Subsidiary of either or any Benefit Plan may be liable or otherwise damaged in any material respect; (iii) no material disputes are pending or, to the knowledge of the Seller, threatened; and (iv) to the knowledge of the Seller, no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Seller or any Subsidiary may be liable or otherwise damaged in any material respect.

               (d) No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. No Benefit Plan is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA and the Seller and the Subsidiaries have never been participating employers in any "multiemployer plan". No reportable event, or event or condition which presents a material risk of termination by the Pension Benefits Guaranty Corporation, has occurred with respect to any Benefit Plan which is subject to Title IV of ERISA.

          2.19 INSURANCE. The properties and/or Employees used in the Cyrk CPG Business or the business of each of the Subsidiaries are insured under the insurance policies listed on SCHEDULE 2.19, all of which are valid and in full force. Such insurance policies are, in Seller's reasonable estimation, adequate to insure against all liabilities, claims and risks against which it is customary for companies similarly situated as the Seller (solely in respect of the Cyrk Business) and the Subsidiaries to insure.

          2.20 BROKERS. Except for Credit Suisse First Boston and as set forth on SCHEDULE 2.20, the Seller has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and the Seller is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any agreement to which the Seller is a party other than to Credit Suisse First Boston or as set forth on SCHEDULE 2.20.

          2.21 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
               SCHEDULE 2.21:

               (a) All of the operations of the Subsidiaries and the Cyrk CPG Business are and have been in compliance with all Environmental Laws (as hereinafter defined), except where any failure to comply would not have a Material Adverse Effect. Each of the Seller and Subsidiaries has obtained all permits, licenses and authorizations required under applicable Environmental Laws necessary for the Cyrk CPG Business and the business of each of the Subsidiaries, and such operations are in compliance with the terms and conditions of any required permits, licenses and authorizations, in each case except where any failure would not have a Material Adverse Effect.

               (b) None of the Seller's operation of the Cyrk CPG Business nor any Subsidiary's operations involve or in the past involved the use, handling, manufacture, treatment, processing, storage, generation, release, discharge, dumping or disposal of any Hazardous Substances (as hereinafter defined), except in compliance in all respects with all applicable Environmental Laws, in each case except where any failure to comply would not have a Material Adverse Effect.

               (c) There is no pending or, to the knowledge of the Seller, threatened Environmental Claim (as hereinafter defined) against (i) the Seller in respect of the Cyrk CPG Business or (ii) any Subsidiary.

               (d) There is no unremediated release (including any underground storage tanks) by (i) the Seller in respect of the Cyrk CPG Business or (ii) any Subsidiary of any Hazardous Substances at, on or under any real property leased by it which would cause a Material Adverse Effect.

               (e) As used herein, the following terms shall have the meanings indicated below:

                  (i) "ENVIRONMENTAL LAWS" shall mean all federal, state and local statutes, regulations, rules, codes and ordinances relating to the pollution, Hazardous Substances or the discharge of materials into the Environment.

                  (II) "ENVIRONMENT" shall mean soil, surface waters, groundwaters, land, surface or subsurface strata and ambient air.

                  (III) "ENVIRONMENT CLAIM" shall mean any litigation, claim, proceeding, order, directive, summons, complaint or citation, from any governmental authority or any third party relating to Environmental Laws or Hazardous Substances.

                  (IV) "HAZARDOUS SUBSTANCES" shall mean any substance which is a "hazardous substance", "hazardous waste", "toxic substance", "toxic waste", "pollutant", "contaminant" or words of similar import under any Environmental Law, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.), the Resource Conversation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Act (33 U.S.C.ss.1251 et seq.), and the Clean Air Act (42
U.S.C.

ss.7401 et seq.), and including without limitation, which contains polychlorinated biphenyl or gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds.

          2.22 ACCOUNTS RECEIVABLE AND INVENTORY. All accounts receivable reflected in the financial statements described in Section 2.6 represent valid and enforceable claims, not subject to set-off or counterclaim, except with respect to returns and sales credits consistent with historical levels and subject to any reserves set forth in such financial statements. To the knowledge of the Seller, the inventory set forth in the financial statements described in
Section 2.6 are saleable in the ordinary course of business, subject to any reserves set forth in such financial statements.

          2.23 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on
SCHEDULE 2.23 or in the Seller SEC Documents, no Affiliate, officer, director or employee of Seller or any Subsidiary has any loan, obligation, agreement or other arrangement with any Subsidiary or in respect of the Cyrk CPG Business.

          2.24 ABSENCE OF MATERIAL UNDISCLOSED LIABILITIES. To the Seller's knowledge, except for (a) accounts payable, accrued expenses, taxes payable and other liabilities reflected on the Seller's financial statements and other similar amounts incurred in the ordinary course of business and (b) obligations of future performance under contracts listed on any Schedule hereto and other contracts entered into in the ordinary course which are not required to be listed on a Schedule hereto, as of the Closing Date, the Seller (solely in respect of Cyrk CPG Business) and each Subsidiary will have no material liabilities which are not included within the determination of Closing Purchase Price and, as of the Closing, would otherwise be required to be reflected on the Seller's consolidated balance sheet for the Cyrk CPG Business and the business of each Subsidiary in accordance with generally accepted accounting principles.

          2.25 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of Seller contained in this Article 2, Seller makes no other representation or warranty herein (either express or implied).

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents and warrants to the Seller that the following is true and correct as of the date hereof:

          3.1 ORGANIZATION, POWER AND STANDING.

               (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer has full corporate power and authority to own, lease and operate its properties and to carry on its business as such business is now conducted.

               (b) The Buyer has full corporate power and authority and has taken all action necessary to permit it to execute, deliver and carry out the terms of this Agreement and all documents and instruments to be executed by the Buyer pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. None of such actions will (i) violate, conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other organizational documents of the Buyer, (ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any law, permit, statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority specifically naming Buyer or (iii) violate, conflict with or result in a breach in any respect of any of the terms, conditions or provisions of any of the terms of any material contract, lease, license, agreement, indenture, mortgage, debenture, note or other instrument to which the Buyer is a party or to which any of its assets may be bound, except in the case of clauses (ii) and (iii), where such violation would not (A) cause a material adverse effect on the assets, operations or financial condition of Buyer or (B) materially impair the ability of the Buyer to consummate the transactions contemplated hereby.

               (c) This Agreement constitutes, and each other instrument, document and agreement to be executed and delivered by the Buyer pursuant to this Agreement will constitute, the valid and legally binding obligation of the Buyer enforceable against Buyer in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditor's rights generally or by principles governing the availability of equitable remedies.

          3.2 GOVERNMENT APPROVALS; CONSENTS. Except for any applicable filings under the HSR Act, (i) no consent from any governmental authority is required on the part of the Buyer for the execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of any of the transactions contemplated by this Agreement and the other documents and instruments to be executed by the Buyer pursuant to this Agreement and (ii) no consent is required on the part of the Buyer for or in connection with the execution and delivery of this Agreement or any document or instrument contemplated by this Agreement or consummation of the transactions contemplated hereby.

          3.3 BROKERS. The Buyer has not dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and the Buyer is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any agreement or other document to which the Buyer is a party.

          3.4 FINANCIAL ABILITY. The Buyer has received equity financing commitment letters attached hereto to SCHEDULE 3.4. The sole condition for the closing of such equity financing is the closing of the transactions contemplated hereby.

          3.5 INVESTMENT REPRESENTATIONS.

               (a) The Buyer is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, any rule or regulation under the Securities Act, or any state securities laws.

               (b) The Buyer has had such opportunity as it has deemed adequate to obtain from management of the Seller such information about the business and affairs of the Cyrk CPG Business and the business of each Subsidiary as is necessary to permit the Buyer to evaluate the merits and risks of its investment in the Shares.

               (c) The Buyer has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

               (d) The Buyer understands that the Shares have not been registered under the Securities Act and are therefore "restricted securities" within the meaning of Rule 144 under the Securities Act, and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is then available.

               (e) The Buyer is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

          3.6 NO OTHER AGREEMENTS. Except for the agreements expressly contemplated hereby, the Buyer has no other agreements, arrangements or understandings with any director, officer, employee, consultant, agent stockholder or Affiliate of the Seller in respect of the transactions contemplated hereby.

          3.7 NO OTHER REPRESENTATIONS OR WARRANTIES OF SELLER. Buyer acknowledges that none of the Seller, any Affiliate of the Seller, or any of their respective directors, officers, employees, consultants, agents or advisors makes or has made any representation or warranty to Buyer and its Affiliates or financing sources, except as set forth in Article 2 of this Agreement. In particular, Buyer acknowledges that no representation or warranty is made with respect to the information (including any financial projections) contained in the Confidential Executive Memorandum, dated as of September, 2000, delivered to Buyer or any of its Affiliates or financing sources on behalf of Seller.

          3.8 NO OTHER REPRESENTATIONS OR WARRANTIES BY BUYER. Except for the representations and warranties of Buyer contained in this Article 3, the Buyer makes no other representation or warranty herein (either express or implied).


                                    ARTICLE 4
                                    COVENANTS

          4.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

               (a) The Seller shall permit the Buyer's officers, employees, attorneys, consultants, accountants and other representatives access, upon reasonable notice and during normal business hours throughout the period prior to the Closing, to all of the vendors or employees or properties, books, contracts, documents and records of (i) the Subsidiaries or (ii) if used in the Cyrk CPG Business, of the Seller, and shall furnish to the Buyer such information as the Buyer may at any time and from time to time reasonably request. Any such access shall be managed by and conducted through Credit Suisse
First Boston and shall be subject to such additional limitations as the Seller may reasonably require to prevent disclosure of the transactions contemplated hereby or the disruption of the business of the Seller or any Subsidiary.

               (b) The confidentiality agreement between the Seller and Buyer dated September 28, 2000, shall remain in full force and effect, and such agreement is and shall be applicable to the Buyer, its Affiliates and all of their respective officers, directors, partners, employees, attorneys, accountants, consultants, agents and advisors.

          4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and prior to the Closing, unless the Buyer shall otherwise consent in writing (which consent will not be unreasonably withheld):

               (a) REQUIRED ACTIONS. The Seller shall:

                   (i)   maintain the corporate existence of each Subsidiary;

                   (ii) conduct the business of each Subsidiary and the Cyrk CPG Business only in the ordinary course in all material respects; and

                   (iii) use reasonable efforts to operate in such a manner as to cause the representations and warranties of the Seller set forth in this Agreement to be true and correct as of the Closing Date.

               (b) PROHIBITED ACTIONS. The Seller shall not, and shall not permit any Subsidiary to, do any of the following:

                  (i) effect any material change to the respective Certificates of Incorporation or Bylaws of the Subsidiaries;

                  (ii) with respect to the Cyrk CPG Business or the business of each Subsidiary, acquire or dispose of or incur any Lien in respect of any material properties or assets except in the ordinary course of business and except for any Permitted Liens;

                  (iii) in the case of the Subsidiaries only, make any dividend or distribution on or redemption of its capital stock or equity interests, other than in the ordinary course of business;

                  (iv) in the case of the Subsidiaries only, issue any capital stock or equity interests;

                  (v) cancel or terminate or materially modify or amend any Material Contract, other than in the ordinary course of business;

                  (vi) make any material change in its accounting practices or procedures, other than any change required by generally accepted accounting principles or the Securities and Exchange Commission;

                  (vii) increase the compensation or benefits of any Employee, except in the ordinary course of business; or

                  (viii) take any other action which would have a Material Adverse Effect.

          4.3 EXCLUSIVITY. Prior to the Closing Date, or the earlier termination of this Agreement in accordance with its terms, the Seller will not, directly or indirectly, solicit any competing offers for the acquisition of the Cyrk CPG Business or the Subsidiaries, or negotiate with respect to any unsolicited offer or indication of interest with respect to any such acquisition.

          4.4 CONSENTS AND APPROVALS.

               (a) The Seller and the Buyer shall cooperate and use all reasonable efforts to obtain all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby which are required to be obtained by applicable law or regulations or otherwise. The Seller and the Buyer shall use all reasonable efforts to obtain the Required Consents; provided that any costs necessary to obtain such consents shall be borne by Buyer.

               (b) Nothing in this Agreement shall be construed as an attempt, obligation or agreement to assign any Purchased Asset, including any license, certificate, approval, authorization, agreement, Material Contract, lease, permit or other right, which by its terms or by law is nonassignable without the consent of a third party unless and until such consent shall be given (the "NONASSIGNABLE ASSETS"). To the extent permitted by applicable law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller in trust for the Buyer and the covenants and obligations thereunder shall be performed by the Buyer in the Seller's name and all benefits and obligations existing thereunder shall be for Buyer's account.



          4.5 HSR ACT FILINGS. The parties shall promptly make, or cause to be made, any and all required filings with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and the rules and regulations promulgated thereunder, and shall request early termination of the waiting period required under the HSR Act. The parties agree to cooperate and respond promptly to any inquiries or investigations initiated by the Federal Trade Commission or the Department of Justice in connection with any such filings.

          4.6 REASONABLE EFFORTS. Each party hereto agrees to use all reasonable efforts to obtain the satisfaction of the conditions specified in this Agreement necessary to consummate the transactions contemplated hereby. The Buyer agrees to use all reasonable efforts to operate in such a manner as to cause the representations and warranties of the Buyer set forth in this Agreement to be true and correct as of the Closing Date.

          4.7 TAX REFUNDS. After the Closing, all amounts received or receivable by the Buyer or any Subsidiary in respect of Taxes paid prior to the Closing shall be paid to the Seller promptly upon receipt, except to the extent that such Tax refunds are included within the determination of the Closing Purchase Price. No such amounts shall be used or applied to pay Taxes which may be incurred in respect of any subsequent period.

          4.8 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Seller will supplement or amend the Schedules to this Agreement with respect to any matter hereinafter arising or becoming known to it that, if existing, occurring or known at or before the date of this Agreement would have been required to be set forth or described on a Schedule to this Agreement. Such disclosure supplements shall not be deemed to update the representations and warranties of the Seller for purposes of Seller's satisfaction of Section 5.1(a).

          4.9 EMPLOYEE RELATIONS AND BENEFITS.

               (a) OFFERS OF EMPLOYMENT. As of the Closing, Buyer will offer employment to the Employees of the Cyrk CPG Business set forth on SCHEDULE 4.9(a).

               (b) BENEFIT PLAN COVERAGE OF EMPLOYEES BEFORE AND AFTER CLOSING. Seller shall retain and discharge all liabilities for employee benefits accrued with respect to Employees under the CYRK Benefit Plans prior to the Closing Date and not included within the determination of the Closing Purchase Price. The Seller shall, for a reasonable period after the Closing Date and with the assistance of the Buyer pursuant to the Services Agreement (as hereinafter defined), continue to receive, process and pay or direct payment of claims and assist Employees (or spouses, dependents or beneficiaries of Employees) in the processing and payment of claims for benefits accrued under the CYRK Benefit Plans prior to the Closing Date. Effective as of the Closing Date, Employees shall cease to be eligible to accrue benefits under any CYRK Benefit Plan. Effective as of the Closing Date, the Subsidiaries shall cease to adopt and participate in the CYRK Benefit Plans. Buyer or the Subsidiaries shall adopt and provide for the benefit of Employees effective on and after the Closing Date such employee benefit plans or programs as the Buyer or the Subsidiaries shall determine from time to time consistent with the terms and conditions set forth herein including the terms set forth in Section 4.9(c).

               (c) EMPLOYEE BENEFIT PLANS; COMPENSATION. For a period of nine months following the Closing Date, Buyer shall provide or cause the Subsidiaries to provide the Employees with base salary and benefits under the benefit plans of the Buyer that are in the aggregate the same or substantially similar to the aggregate salary and benefits that are provided to such Employees on the date of this Agreement; PROVIDED, HOWEVER, that for purposes of this Section 4.9(c), "benefit plans" shall mean only those plans that are (a) welfare benefit plans described under Section 3(1) or ERISA or (b) retirement plans that are described in Section 3(2) or ERISA and intended to meet the requirements of Sections 401(a) of the Code. In addition, Buyer's employee benefit plans shall credit Employees with all service time with the Seller or any Subsidiary for purposes of determining such Employees' eligibility to participate in and vest under any of Buyer's employee benefit plans. Notwithstanding the foregoing, other than the covenants contained in Section 4.9(e), nothing contained in this Section 4.9 requires the Buyer to employ the Employees for any period of time.

               (d) NO RIGHTS OR REMEDIES. Nothing in this Section 4.9 shall confer upon any Employee or legal representative thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

               (e) WARN ACT. Buyer shall not, at any time prior to 91 days after the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN ACT"), or take any other actions affecting in whole or in part any site of employment of the Buyer or any Subsidiary without fully complying with all of the requirements of the WARN Act and any other applicable foreign, federal, state or other laws.

          4.10 EXISTING INSURANCE COVERAGE. On or after the Closing Date, Seller will cancel any insurance coverage applicable to the occurrences (with respect to any "occurrence" policies) or claims made (with respect to any "claims-made" policies) after the Closing Date in respect of the Cyrk CPG Business or the Subsidiaries. If after the Closing, the Buyer or any Subsidiary receives cash proceeds from an insurer that are attributable to such insurance coverage with respect to any insured occurrences or any series of occurrences on or prior to the Closing Date or any claims that were made on or prior to the Closing Date, then such cash proceeds will promptly be paid to Seller, except for any cash proceeds received by Buyer for any loss or liability attributed to such occurrence or series of occurrences or claims made which is an Assumed Liability and except for any right to receive such cash proceeds which is included within the determination of the Closing Purchase Price, in which case Buyer shall retain such cash proceeds.

          4.11 ENDORSEMENT OF CHECKS, ETC. The Seller hereby authorizes the Buyer following the Closing to endorse for deposit only its name on and collect for Buyer's account any checks received in payment of any accounts included in the Purchased Assets and any refunds of deposits, prepaid expenses and similar amounts included within the Purchased Assets. If any amounts due to Buyer are received by Seller, the Seller will promptly turn the same over to Buyer.

          4.12 MUTUAL NONCOMPETITION/NONSOLICITATION COVENANTS. For a period of five years after the Closing: (a) neither the Seller nor the Buyer will, directly or indirectly, engage in any business anywhere in the United States for which (i) in the case of the Buyer, the Seller or any of its direct or indirect subsidiaries is engaging as of the Closing (except for the Cyrk CPG Business and the business of each Subsidiary), or (ii) in the case of the Seller, except as set forth in the immediately following sentence, any Subsidiary is engaging as of the Closing or the Cyrk CPG Business as conducted as of the Closing, and (b) neither the Seller nor the Buyer will, directly or indirectly, solicit or endeavor to entice away from the other the services of any Person who is, or was within the one-year period thereto, an employee of or consultant to the other or any of their respective direct or indirect subsidiaries. Notwithstanding clause
(a)(ii) above, and for the avoidance of doubt, the parties hereto acknowledge and agree that nothing contained herein shall restrain each of (x) Simon Marketing, Inc. and its direct and indirect subsidiaries from conducting its business as conducted as of Closing and (y) the Seller and its direct and indirect subsidiaries from conducting its business as conducted as of Closing (except for the Cyrk CPG Business and the business of each Subsidiary) including without limitation any business of the Seller with Phillip Morris, Ty Inc., and Chevron.

          4.13 INJUNCTIVE RELIEF; LIMITATION ON SCOPE. The Seller and the Buyer each acknowledge that any breach or threatened breach of the provisions of
Section 4.1(b) or Section 4.12 of this Agreement will cause irreparable injury to the other for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Buyer or the Seller, as the case may be, shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining Seller or Buyer, as the case may be, from committing such breach or threatened breach.

          4.14 ENFORCEMENT OF SELECTED SELLER EMPLOYMENT CONTRACTS. Seller and Buyer agree that, if requested by Buyer, Seller shall employ all reasonable efforts to enforce on behalf of the Buyer any noncompetition or nonsolicitation covenants contained in the employment agreements listed on SCHEDULE 4.14 at the sole expense of the Buyer. Notwithstanding the foregoing, (a) the Seller shall have no obligations under this Section 4.14 until it is reasonably satisfied that the Buyer is financially able to pursue the enforcement of such agreements and (b) Buyer acknowledges and agrees that no representation or warranty is made herein by the Seller as to the enforceability of such employment agreements and that nothing contained herein restricts the Seller's ability to amend, modify, supplement or terminate any of the employment agreements, except that Seller shall not shorten any so-called "tail", if any, for the noncompetition or nonsolicitation covenants contained in the agreements set forth on SCHEDULE 4.14 which would otherwise extend beyond the six month anniversary of the Closing Date to a date prior to the six month anniversary of the Closing Date.

          4.15 SELLER NOTE COVENANTS. Following the Closing, until the Seller Note has been paid in full, the Buyer shall comply with the following covenants, unless otherwise approved in writing by the Seller:

               (a) INTERESTED TRANSACTIONS. The Buyer shall not, and shall not permit any of its subsidiaries to, buy, sell or lease any assets (other than sales of inventory in the ordinary course of business), borrow or lend any money, or deal with or enter into any other transactions or agreements with any stockholder, officer, director or Affiliate of the Buyer or any of its subsidiaries, other than employment agreements, upon customary terms, with any officer of the Buyer or any equity agreements, upon customary terms which comply with Section 4.15(g), necessary for the consummation of the transactions contemplated hereby.

               (b) MERGERS, ETC. The Buyer shall not, and shall not permit any of its subsidiaries to, (i) merge or consolidate with any Person, other than with a wholly-owned subsidiary of the Buyer or (ii) sell, lease (as lessor) or otherwise dispose of all or any material portion of its assets in one transaction or a series of transactions.

               (c) DIVIDENDS. The Buyer shall not, and shall not permit any of its subsidiaries to, pay or declare any dividend or make any distribution of money or other property on account of any of its capital stock other than dividends payable by a subsidiary of the Buyer to the Buyer.

               (d) REDEMPTIONS. The Buyer shall not, and shall not permit any of its subsidiaries to, purchase, redeem or otherwise acquire any share of its capital stock, or any options, warrants, convertible securities or other rights to acquire capital stock of the Buyer or any of its subsidiaries.

               (e) ACQUISITIONS AND INVESTMENTS. The Buyer shall not, and shall not permit any of its subsidiaries to:

                  (i) make any acquisition, in one transaction or a series of transactions, of securities or assets of any Person.

                  (ii) make any loan or advance to any Person except to the Buyer or any wholly-owned subsidiary of the Buyer and except for the advancement of business expenses to employees in the ordinary course of business.

                  (iii) make any investment in or with any other Person except:
(A) investments in evidence of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than six months from the date of acquisition; (B) investments and certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than six months from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $10,000,000;
(C) investments in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition; or (D) investments in "money market" fund shares or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, or in "money market" accounts sponsored by brokerage firms provided with such "money market" fund or "money market" accounts invested principally in investments of the types described in the foregoing clauses of this clause (iii).

                  (iv) create any subsidiary.

               (f) LIMITATION ON RESTRICTIONS OF SUBSIDIARY PAYMENTS. The Buyer shall not permit any of its subsidiaries, directly or indirectly, to create or permit to exist any encumbrances or restrictions on the ability of any subsidiary of the Buyer to (i) pay dividends or make any other distributions on its capital stock or any interest or participation in its profits owned by any of the Buyer or any of its subsidiaries, or pay any indebtedness owed by any of the subsidiaries of the Buyer, (ii) make loans or advances to the Buyer or (iii) transfer any of its properties or assets to the Buyer.

               (g) NO CONFLICTING AGREEMENTS. The Buyer shall not, and shall not permit any of its subsidiaries to, enter into or amend any agreement, contract, commitment or understanding which restricts or prohibits the exercise by the Seller of its rights under this Agreement or, any other agreement or instrument contemplated hereby, or restricts or prohibits the ability of the Buyer or any of its subsidiaries to comply with its obligations to the Seller under this Agreement or, any other agreement or instrument contemplated hereby.

               (h) FINANCINGS; LIENS. The Buyer shall not, and shall not permit any of its subsidiaries to, (i) enter into or modify or amend the terms of any indebtedness of the Buyer and/or any of its subsidiaries, except that the Buyer may modify or amend the terms of any existing indebtedness in the ordinary course of business, (ii) guarantee any indebtedness of any Person except for a guarantee of indebtedness of the Buyer under the Seller Note or a guarantee by the Buyer or any of its direct or indirect subsidiaries of any obligation of Buyer or any of its direct or indirect subsidiaries and (iii) incur any Liens on the assets or properties of the Buyer or any subsidiaries other than those contemplated by this Agreement, those listed on a Schedule of this Agreement which will survive the Closing, or in the ordinary course of business.

               (i) LINE OF BUSINESS. The Buyer shall not, and shall not permit any of its subsidiaries to, (i) engage in any line of business other than the business of the Buyer and the Subsidiaries as currently conducted in all material respects as of Closing or (ii) enter into or otherwise amend or modify any material agreement, arrangement, contract, commitment or plan (whether written or oral), except in the ordinary course of business.

               (j) AMENDMENTS TO CHARTER OR BYLAWS. The Buyer shall not, and shall not permit any of its subsidiaries to, amend its charter or bylaws in a manner that could have an adverse effect on the rights of the Seller under this Agreement or the Seller Note.

          4.16 DELIVERY OF DECEMBER 31, 2000 FINANCIALS. When prepared in the ordinary course of business, the Seller shall deliver to the Buyer unaudited financial statements for the month of December 2000 for each Subsidiary.

          4.17 RELEASE OF FOOTHILL LIENS. Prior to Closing, the Seller shall have released any Liens held by Foothill Capital Corporation on the Purchased Assets and the assets of each Subsidiary.

          4.18 COVENANT NOT TO HIRE EMPLOYEES. Buyer agrees that, if any Employee refuses employment with Buyer and then subsequently receives any severance payments from Seller in connection with any cessation of Employee's employment with Seller (as a result of the WARN Act or otherwise), then each of Buyer and its subsidiaries shall not employ such Employee as an employee, consultant, independent contractor or agent of Buyer or any of its subsidiaries.

          4.19 ASSUMPTION OF ERP LEASE. In connection with the assumption of Seller's liabilities and obligations under the Lease Agreement by and between Seller and Winthrop Resources Corporation, dated as of November 20, 2000, as amended (the "ERP LEASE"), the parties agree that (a) the Seller shall post a letter of credit in favor of Buyer of at least $4,200,000 in order for the ERP Lease to be assigned to Buyer, (b) the Buyer assumes up to $2,400,000 of liabilities and expenses incurred as of January 16, 2000 in respect of the Seller's acquisition and implementation of its ERP System and the Buyer further assumes all such liabilities and expenses incurred in the ordinary course of business thereafter and (c) in lieu of reducing the Seller's indebtedness for the ERP System on or before the Closing by up to $2,000,000, Seller shall have the right, but not the obligation, to increase the letter of credit referred to in clause (a) by the amount by which Seller does not reduce such indebtedness by $2,000,000 (ie. issue a letter of credit of up to $6,200,000), PROVIDED that, as between the Seller and the Buyer, Seller shall be the primary obligor of the amount by which Seller increases such letter of credit in excess of $4,200,000.

          4.20 DANVERS LEASE GUARANTY. The Seller shall guarantee the Buyer's obligations under the Danvers, Massachusetts lease.

          4.21 OPTION TO BUY WAKEFIELD FURNITURE. At the option of Seller, Seller shall be able to purchase all (but not a portion of) the custom-made work stations located at the Seller's Wakefield, Massachusetts facility for a purchase price equal to the lower of (a) the Seller's actual cost for each work station and (b) $3,500 per work station. Seller shall give Buyer at least 15 days prior written notice of its exercise of its rights under this Section 4.21.



                                   ARTICLE 4A
                           TAX COVENANTS OF THE BUYER
                                 AND THE SELLER

          4A.1 CONSISTENT TAX REPORTING. The Seller and the Buyer shall (a) treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state, local or foreign Tax and (b) not take any actions or positions inconsistent with the obligations of the parties set forth herein.

          4A.2 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. For federal income Tax purposes, the current taxable year of each Subsidiary shall terminate as of the Closing Date (the "PRE-CLOSING SHORT YEAR", with the balance of calendar year 2001 being referred to herein as the "POST-CLOSING SHORT YEAR"). For purposes of allocating income, gain, loss, and deduction of each Subsidiary between its Pre-Closing Short Year and its Post-Closing Short Year, the books of such Subsidiary shall be closed as of the close of business on the Closing Date. The Seller shall cause the taxable income or loss of any Subsidiary for its Pre-Closing Short Year, determined as set forth above, and for any prior taxable year, to be reported on IRS Form 1120 (and any other applicable forms) and the equivalent form of each state or other jurisdiction in which each Subsidiary is required to file an income Tax Return for any such period. Such Tax Returns shall be timely filed and all Taxes reflected on such returns will be paid by the Seller, except to the extent that any of such Taxes are included within the determination of the Closing Purchase Price.

          4A.3 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Buyer shall cause to be prepared and filed any state, local or foreign Tax Returns of each Subsidiary for taxable periods which begin before the Closing Date and end after the Closing Date. The Seller shall pay to (or as directed by) the Buyer amounts equal to the portions of such Taxes which relate to the portions of such taxable periods ending on the day before the Closing Date to the extent such Taxes have not already been paid by the Seller (including payments made by the Seller prior to the Closing) or have not been included within the determination of the Closing Purchase Price, and such payments shall be made in each applicable case by the later of (a) fifteen (15) days after the date when the Buyer notifies the Seller of an amount of such Taxes that is payable and (b) five (5) days prior to the due date for paying such amount of Taxes to the relevant tax authority. For purposes of this Section 4A.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the day before the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending the day before the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the day before the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended the day before the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. All determinations necessary to give effect to the foregoing allocations shall be made in a reasonable manner that endeavors to be consistent with prior practice of the Seller.

          4A.4 COOPERATION ON TAX MATTERS.

               (a) The Buyer and the Seller shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Sections 4A.2 and 4A.3 or otherwise, and any audit, litigation, or other proceeding with respect to Taxes allocable to periods ending on or after the Closing Date. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return filing, audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               (b) The Buyer and the Seller further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the parties including, but not limited to, with respect to the transactions contemplated hereby.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

          5.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to purchase the Purchased Assets and the Shares is expressly subject to the fulfillment or express written waiver of the following conditions on or prior to the Closing Date:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; OBLIGATIONS PERFORMED. Each of the representations and warranties contained in Article 2 shall be true and correct in all material respects at and as of the Closing; the Seller and Subsidiaries shall have performed in all material respects, on or before the Closing Date, all obligations contained in this Agreement which by the terms hereof are required to be performed by the Seller, on or before the Closing Date, and the Buyer shall have received a certificate signed by the Seller to such effect. Notwithstanding the foregoing, the failure to obtain any authorizations, approvals or consents set forth on SCHEDULE 2.14 or the failure of any Employee to accept employment with Buyer or if any Employee leaves the employment of any Subsidiary, shall not be a failure to satisfy this Section 5.1(a).

               (b) NO INJUNCTION, ETC. There will not be any order of any court or governmental agency restraining or invalidating the material transactions which are the subject of this Agreement or any pending litigation by any governmental authority to such effect.

               (c) LEGAL OPINION FROM COUNSEL FOR THE SELLER. Buyer shall have received the written opinion of Choate, Hall & Stewart, counsel for the Seller, dated as of the Closing Date and in substantially the form of EXHIBIT 5.1(c).

               (d) HSR ACT. If a filing under the HSR Act is required, the waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

               (e) INSTRUMENTS OF TRANSFER. The Seller or any direct or indirect subsidiary of Seller shall have delivered to the Buyer such bills of sale, assignments and other instruments of transfer as are reasonably necessary to transfer title to the Purchased Assets and the Shares to the Buyer as contemplated by Article 1.

               (f) TRANSITION SERVICES AGREEMENT. The Seller shall have executed and delivered to the Buyer a Transition Services Agreement in substantially the form attached hereto as EXHIBIT 5.1(F) (the "SERVICES AGREEMENT").

          5.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of the Seller to sell the Purchased Assets and the Shares, is subject to the fulfillment or express written waiver of the following conditions on or prior to the Closing Date:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; OBLIGATIONS PERFORMED. Each of the representations and warranties of the Buyer contained in Article 3 shall be true and correct in all material respects at and as of the Closing; the Buyer shall have performed in all material respects, on or before the Closing Date, all obligations contained in this Agreement which by the terms hereof are required to be performed by Buyer on or before the Closing Date; and the Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

               (b) LEGAL OPINION FROM COUNSEL FOR BUYER. The Seller shall have received the written opinion of White & McDermott, P.C., counsel for Buyer, dated the Closing Date, in form of EXHIBIT 5.2(b).

               (c) NO INJUNCTION, ETC. There will not be any order of any court or governmental agency restraining or invalidating the material transactions which are the subject of this Agreement or any material pending litigation by any governmental authority to such effect.

               (d) HSR ACT. If a filing under the HSR Act is required, the waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

               (e) PURCHASE PRICE. Contemporaneously with the Closing, the Seller Note and the Subordinated Note shall have been executed and delivered to the Seller.

               (f) ASSUMPTION OF LIABILITIES. The Buyer shall have executed and delivered to the Seller instruments of transfer reasonably acceptable to the Seller pursuant to which the Buyer shall assume the Assumed Liabilities including, but not limited to, such assumption instruments as may be reasonably requested by the lessors under any leases referenced in this Agreement.

               (g) TRANSITION SERVICES AGREEMENT. The Buyer shall have executed and delivered to Seller the Services Agreement.

               (h) SECURITY DOCUMENTS. Each of Buyer and its direct and indirect subsidiaries (including the Subsidiaries to be acquired by the Buyer at Closing) shall sign a security agreement granting Seller a first priority security interest in all of its tangible and intangible personal property now or hereinafter acquired in form and substance reasonably acceptable to the Seller. Each of Buyer's direct and indirect subsidiaries (including the Subsidiaries to be acquired by the Buyer at Closing) shall execute an unconditional guaranty in favor of Seller for Buyer's obligation under the Seller Note in form and substance reasonably acceptable to Seller.

               (i) GEMINI INVESTMENT. Gemini Investors LLC and Rockridge Fund LLC shall have made equity investments of at least $4 million in cash into the Buyer.

                                   ARTICLE 6
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          6.1 SURVIVAL. The Seller and the Buyer agree that the representations and warranties contained in this Agreement shall survive the Closing until March 31, 2002 other than the representations and warranties contained in Sections 2.5, 2.8 and 2.21 which shall survive until the expiration of the respective statute of limitations periods for the topics covered therein. No claim for indemnification shall be made under Sections 6.2(a) and 6.3(a) of this Agreement after March 31, 2002, except for claims which a party has been notified with reasonable specificity by the other party before March 31, 2002.

          6.2 INDEMNIFICATION OF BUYER. Subject to Section 6.1, after the Closing Date, the Seller hereby indemnifies and agrees to defend and hold harmless the Buyer and its Affiliates and their respective officers, directors, agents, employees, shareholders, partners and other representatives (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all claims, demands, losses, costs, damages, liabilities, obligations and expenses including, without limitation, reasonable legal fees and disbursements of counsel (collectively, "LOSSES") incurred by such indemnified party resulting from or arising out of (a) the breach of any representation or warranty of the Seller set forth in Article 2, (b) any breach, non-fulfillment or non-performance of any of the covenants or agreements of the Seller set forth in this Agreement, (c) the failure by Seller to pay or otherwise discharge when due and payable any of the Excluded Liabilities, (d) any action, suit or proceeding set forth on SCHEDULE 2.13 or (e) federal or state income Taxes for the Pre-Closing Short Year in respect of the Seller or any of its direct or indirect subsidiaries, other than any such federal or state income Taxes in respect of the Cyrk CPG Business or the business of the Subsidiaries included within the determination of the Closing Purchase Price.

          Notwithstanding the foregoing, with respect to indemnification claims made under Section 6.2(a) or with respect to any breach, nonfulfillment or non-performance of any covenant or agreement of the Seller to be performed prior to the Closing:

                  (i) the Seller shall have no obligation to make indemnification payments hereunder that exceed in the aggregate $2,300,000;

                  (ii) the Seller shall have no obligation to indemnify or hold harmless any of the Buyer Indemnified Parties except to the extent that the aggregate amount of Losses exceeds $100,000, but only to the extent of such excess (and subject to the other limitations contained in this Article 6);

                  (iii) the Seller shall not be obligated to indemnify or hold harmless any of the Buyer Indemnified Parties with respect to Losses relating to Environmental Laws, Environmental Claims or any breach of the representations and warranties contained in Section 2.21, except to the extent such Losses represent amounts actually incurred by the Buyer for the performance of remedial action or the payment of any fine, penalty or damage award in each case ordered by any court or governmental agency or in reasonable settlement of a claim of noncompliance with any Environmental Laws asserted by any governmental agency or other third party;

                  (iv) the Seller shall not be obligated to indemnify or hold harmless any of the Buyer Indemnified Parties with respect to Losses resulting from or arising out of any (A) breach of any representation or warranty of the Seller or (B) non-fulfillment or non-performance of any covenant or agreement of the Seller, in all cases, known by the Buyer at or prior to the Closing Date including without limitation by virtue of any disclosures made by Seller pursuant to Section 4.8 of this Agreement; and

                  (v) the Seller shall have no obligation to indemnify or hold harmless any of the Buyer Indemnified Parties for consequential damages, special damages, incidental damages, indirect damages, lost profits, unrealized expectations or other similar items, nor shall any damages be calculated using a "multiplier" or any other similar method having a similar effect, PROVIDED that nothing contain in this clause (v) shall preclude the Buyer from making any indemnification claim for actual out-of-pocket Losses as a result of a third party claim.

          After the Closing Date, if Buyer is evicted or forced to move out of the Danvers, Massachusetts leased premises because Seller did not obtain the landlord's consent to assign the Danvers lease, the Seller hereby indemnifies and agrees to hold harmless the Buyer Indemnified Parties with respect to (aa) reasonable out-of-pocket moving expenses, (bb) reasonable broker's fees and (cc) the incremental increase, if any, in rent which Buyer must pay for a replacement lease of similar geographic location, size, use and term relative to the Danvers lease. The aggregate amount of this indemnification obligation shall not exceed $1,000,000. In addition, in order to be able to receive any indemnification under this paragraph, Buyer must notify Seller of any problems with the landlord of the Danvers lease and Buyer shall not negotiate or enter into any replacement lease without the prior consent of the Seller, which consent will not be unreasonably withheld.

          In determining the foregoing thresholds and in otherwise determining the amount of any Losses for which any Buyer Indemnified Party is entitled to assert a claim for indemnification, the amount of any such Losses shall be determined after deducting therefrom the amount of any insurance proceeds or other third party recoveries received by Buyer or any other Buyer

Indemnified Party in respect of such Losses, including without limitation any third party recoveries pursuant to (i) the Agreement and Plan of Merger by and Among Seller, Tonkin (f/k/a Tonkin Acquisition, Inc.) and the other parties named therein, dated as of March 27, 1997, as amended, (ii) the Asset Purchase Agreement by and among Seller, CAC, Champion Awards & Advertising Co. and Patrick C. Wolford dated as of June 1, 1997, as amended, (iii) the Asset Purchase Agreement by and between Gowi Madison Co., Inc. and Marketing Incentives, Inc., dated as of May 28, 1996, as amended, (iv) the Asset Purchase Agreement by and among Seller, Sweet Marketing Group, Inc. and Thomas G. Sweet, dated as of June 11, 1999 and (v) the Asset Purchase Agreement by and among Tonkin, the Newport Connection and the other parties named therein, dated as of October 16, 1997, as amended (which recoveries the Buyer agree to use all reasonable efforts to obtain) and the amount of any Tax benefit related to such Losses. If an indemnification payment is received by the Buyer or any other Buyer Indemnified Party, and such Person (or other Buyer Indemnified Party) later receives insurance proceeds, other third party recoveries, or Tax benefits in respect of the related Losses, such Person shall immediately pay to the Seller a sum equal to the lesser of (x) the actual amount of insurance proceeds, other third party recoveries, or Tax benefit or (y) the actual amount of the indemnification payment previously paid by the Seller with respect to such Losses.

          6.3 INDEMNIFICATION OF SELLER. Subject to Section 6.1, after the Closing Date, the Buyer hereby indemnifies and agrees to defend and hold harmless the Seller and its Affiliates and their respective officers, directors, agents, employees, shareholders, partners, other representatives from and against any and all Losses incurred by such indemnified party resulting from or arising out of (a) the breach of any representation or warranty set forth in
Article 3, (b) the breach, non-fulfillment or non-performance of any of the covenants or agreements of the Buyer set forth in this Agreement, (c) the failure by the Buyer to pay or otherwise discharge when due and payable any of the Assumed Liabilities, (d) the conduct of the Cyrk CPG Business or the business of each of the Subsidiaries after the Closing Date, (e) the ownership of the Purchased Assets or the Shares after the Closing Date, (f) in connection with any actions contemplated by Section 4.14 or (g) any letter of credit or other guaranty by Seller of Buyer's obligations under the ERP Lease.

          6.4 PROCEDURE FOR INDEMNIFICATION. Any party making a claim for indemnification hereunder shall notify the indemnifying party of the claim in writing, describing the claim, the amount thereof, and the basis therefor. The party from whom indemnification is sought shall respond to each such claim within thirty (30) days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the party seeking indemnification until the later of (a) the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the party seeking indemnification), or (b) 30 days following the termination of the 30-day response period if a response received within such 30-day period by the party seeking indemnification requested an opportunity to cure the matter giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such 30-day cure period). If such demand is based on a claim by a third party, the indemnifying party shall have the right to assume the entire control of the defense thereof, including at its own expense, employment of counsel reasonably satisfactory to the indemnified party, and, in connection therewith, the party claiming indemnification shall cooperate fully to make available to the defending party all pertinent information under its control, PROVIDED that, if there is an actual conflict of interest (based on applicable legal standards) between the indemnified party or parties, on the one hand, and the indemnifying party or parties, on the other hand, then the indemnifying party or parties shall pay for the reasonable legal fees and disbursements of one counsel for the indemnified party or parties so conflicted. In such event, the indemnifying party shall have the right to settle or resolve any such claim by a third party, provided however, that any such settlement or resolution contemplated by the Seller, as the indemnifying party, that involves any action by the Buyer other than the payment of money (which is paid in full by the Seller, up to the limits contained in Section 6.2 hereof) shall not be concluded without the prior written approval of the Buyer, which approval shall not be unreasonably withheld.

          6.5 REMEDIES EXCLUSIVE. The remedies provided in this Article 6 shall be the exclusive remedies of the parties hereto after the Closing in connection with any breach of a representation or warranty, non-performance, partial or total, of any covenant or agreement contained herein or any other matter relating to the transactions contemplated hereby, except for any breach or non-performance of any agreement or covenant contained in Sections 4.1(b) or 4.12, as to which the equitable remedies set forth in Section 4.13 may also apply, and except in the case of fraud in which case the defrauded party shall be able to seek all rights and remedies provided by law or this Agreement. No party may commence any suit, action or proceeding against any other party hereto with respect to the subject matter of this Agreement, whether in tort, contract or otherwise, except to enforce such party's rights under Article 6 or Section
4.13 of this Agreement and except in the case of fraud in which case the defrauded party shall be able to seek all rights and remedies provided by law or this Agreement.

          6.6 SET-OFF. To the extent the Seller Note or the Subordinated Note are outstanding, any amount for which Seller is required to pay any Buyer Indemnified Party in respect of any indemnification claim made under this
Article 6 shall be set-off against the unpaid principal or interest or other amounts due under first, the Subordinated Note, and second, the Seller Note, prior to Seller being required to make any cash payments in respect of such indemnification claim.

                                    ARTICLE 7
                                   TERMINATION

          7.1 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated:

               (a) by mutual written consent of the Buyer and the Seller;

               (b) by the Buyer, if (i) the Seller shall have breached or failed to perform any of its obligations, covenants or agreements under this Agreement, or if any of the representations or warranties of the Seller set forth in this Agreement shall not be true, and (ii) such breach, failure or misrepresentation would have a Material Adverse Effect and is not cured within thirty (30) days after the Buyer gives the Seller written notice identifying such breach, failure or misrepresentation;

               (c) by the Seller, if (i) the Buyer shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Buyer set forth in this Agreement shall not be true in any material respect, and (ii) such breach, failure or misrepresentation would materially impair the ability of the Buyer to consummate the transactions contemplated hereby and is not cured within thirty
(30) days after the Seller gives the Buyer written notice identifying such breach, failure or misrepresentation;

               (d) by the Buyer, if the conditions set forth in Section 5.1 become incapable of being satisfied;

               (e) by the Seller, if the conditions set forth in Section 5.2 become incapable of being satisfied; or

               (f) by either the Buyer or the Seller if the Closing has not occurred by February 28, 2001, or such other date, if any, as the Buyer and the Seller may agree in writing.

          7.2 EFFECT OF TERMINATION.

               (a) If this Agreement is terminated as provided above, the parties hereto shall have no further obligations hereunder (including, without limitation, for costs and expenses incurred by other parties in connection with this agreement and transactions contemplated hereby), except as provided below and except that any party shall be liable for any willful breach of this Agreement by such party.

               (b) The obligations of the Buyer under Section 4.1(b) and of the Buyer, Gemini Investors LLC and the Seller under the letter agreement, dated on or about January 2, 2001, by and among Seller, Buyer and Gemini Investors LLC (the "EXPENSES LETTER") shall survive the termination of this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

          8.1 NOTICES. All notices to a party hereunder shall be deemed to have been adequately given if delivered in person (effective upon delivery) or sent by nationally recognized overnight delivery service (effective on the next day after delivery) or mailed, certified mail, return receipt requested (effective on the third day after being so mailed), to such party at its address set forth below (or such other address as a party may from time to time designate in writing to the other parties hereto):

To the Seller:                      Cyrk, Inc.
                                    101 Edgewater Drive
                                    Wakefield, Massachusetts  01880
                                    Attn: President and General Counsel

with a copy to:                     Choate, Hall & Stewart
                                    Exchange Place
                                    53 State Street
                                    Boston, Massachusetts  02109
                                    Attn:  Cameron Read, Esq.

To the Buyer:                       Rockridge Partners, Inc.
                                    60 Mall Road
                                    Suite 204
                                    Burlington, Massachusetts  01803
                                    Attn:  Robert Siemering

with a copy to:                     White & McDermott, P.C.
                                    65 William Street
                                    Wellesley, Massachusetts  02481
                                    Attn:  David A. White, Esq.

          8.2 NO WAIVERS. No failure to exercise and no delay in exercising, on the part of any party, any right, power or remedy hereunder shall operate as a waiver thereof by such party; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any term or provision hereof shall be effective unless signed in writing by the party waiving such term or provision.

          8.3 AMENDMENTS. This Agreement may be modified or amended only by a writing signed by the Buyer and Seller.

          8.4 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

          8.5 BINDING EFFECT AND BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; PROVIDED that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto except that (a) the indemnification rights hereunder of a party may be assigned to any bank or other financial institution which is or becomes a lender to such party or any of their respective permitted successors or assigns and (b) this Agreement may be assigned by the Buyer or the Seller, respectively, to any Person acquiring a material portion of their respective assets or securities; PROVIDED that, in the case of any sale of a material portion of assets of the Seller or the Buyer, as the case may be, such Person selling such assets shall remain an obligor under this Agreement.

          8.6 INTEGRATION; DISCLOSURE ON SCHEDULES. This writing, together with the Exhibits and Schedules attached hereto, embodies the entire agreement and understanding among the parties with respect to this transaction and supersedes all prior discussions, understandings and agreements concerning the matters covered hereby, except as set forth in Section 4.1 or in the Expense Letter. The inclusion of any item in any Schedule is not evidence of the materiality of such item for the purposes of such Schedule, any other Schedule or this Agreement. Information set forth on any Schedule to this Agreement shall be deemed to be an exception to all other representations and warranties contained herein or set forth on any other Schedule hereto if, by the context of such disclosure, such information is reasonably responsive to such representations, warranties or Schedules.

          8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including counterparts by facsimile, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          8.8 LIMITATION ON SCOPE OF AGREEMENT. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

          8.9 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements or documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements and documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

          8.10 PUBLICITY. Except as otherwise required by law or applicable stock exchange rules, prior to the Closing Date no party hereto may issue any press release or other public disclosure concerning this transaction without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

          8.11 HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          8.12 EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise expressly provided for herein and in the Expense Letter and except that all transfer, sales, value added and other similar taxes incurred in connection with the consummation of the transactions contemplated by this Agreement will be paid by the Buyer.

          8.13 BOOKS AND RECORDS. The Buyer will retain after the Closing Date all books and records pertaining to the Subsidiaries and the Cyrk CPG Business in accordance with a reasonable records retention policy (which policy will provide that the Buyer will not directly or indirectly destroy such books and records until after the fifth anniversary of the Closing and only after giving the Seller a reasonably opportunity within a reasonable period of time to make copies of such books and records). After the Closing Date, the Buyer shall grant to the Seller such access to such books and records and other information in its possession related to the Subsidiaries and the Cyrk CPG Business and such cooperation and assistance as shall be reasonably required to enable Seller to complete any legal, regulatory, stock exchange or financial reporting or other requirements or any Tax Returns. In the event that any such Tax

Return becomes the subject of any audit or investigation, or the Seller is made or threatened to be made a party to any action or proceeding related to the Cyrk CPG Business or the Subsidiaries, the Buyer shall give the Seller all reasonable cooperation, access and assistance as needed during normal business hours with respect to such books and records and other financial data and any appropriate employees of Buyer or the Subsidiaries to enable Seller to defend any such audit, investigation, action or proceeding. Seller shall promptly reimburse the Buyer its reasonable out-of-pocket expenses associated with requests made under this Section 8.13, but no other charges shall be payable by Seller pursuant to this Section 8.13 in connection with such requests.

          8.14 NO THIRD-PARTY BENEFICIARIES. Except as expressly set forth herein, nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their respective permitted successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          8.15 FURTHER ASSURANCES. Following the Closing, each party shall execute and deliver to the other party such documents and take such other actions as are reasonably requested in order to consummate more effectively the transactions contemplated hereby.

          8.16 DEFINITIONS. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (a) the singular includes the plural and the plural includes the singular; (b) "or" and "either" are not exclusive and "include" and "including" are not limiting;
(c) a reference to any agreement, contract, instrument or other document includes applicable supplements, amendments and exhibits; (d) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (e) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; (f) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement; and
(vii) capitalized terms used and not defined in the Annexes, Exhibits or Schedules attached to this Agreement shall have the meanings set forth in this Agreement. As used herein, "to the knowledge of the Seller," "to the Seller's knowledge" or words of similar effect shall mean the actual knowledge of the directors and officers of the Seller.

The following terms, as used in this Agreement, have the meanings given to them in the section or place indicated below:

                                                          SECTION OR PLACE
         TERM:                                             WHERE DEFINED:
         Affiliate                                          Section 1.3
         Agreement                                          First Paragraph
         Assumed Liabilities                                Section 1.4
         Authorizations                                     Section 2.15
         Balance Sheet Date                                 Section 2.6
         Base Purchase Price                                Section 1.2
         Benefit Plans                                      Section 2.18
         Buyer                                              First Paragraph
         Buyer Indemnified Parties                          Section 6.2
         CAC                                                Introduction

         Closing                                            Section 1.6
         Closing Date                                       Section 1.6
         Closing Purchase Price                             Section 1.2
         Closing Purchase Price Certificate                 Section 1.3
         Code                                               Section 1.5
         Cyrk CPG Business                                  Section 1.1
         Cyrk Benefit Plans                                 Section 2.18
         Disputed Items Notice                              Section 1.3
         Employees                                          Section 2.17
         Environment                                        Section 2.21
         Environmental Claim                                Section 2.21
         Environmental Laws                                 Section 2.21
         Estimated Purchase Price Certificate               Section 1.2
         ERISA                                              Section 2.18
         Expenses Letter                                    Section 7.2
         Hazardous Substances                               Section 2.21
         HSR Act                                            Section 4.5
         Intellectual Property                              Section 2.11
         Liens                                              Section 1.1
         Losses                                             Section 6.2
         Material Adverse Effect                            Section 2.2
         Material Contracts                                 Section 2.12
         Net Asset Value                                    Section 1.2
         Permitted Liens                                    Section 1.1
         Person                                             Section 2.11
         Purchased Assets                                   Section 1.1
         Required Consents                                  Section 2.14
         Securities Act                                     Section 1.3
         Seller                                             First Paragraph
         Seller Intellectual Property                       Section 2.11
         Seller Note                                        Section 1.2
         Seller SEC Documents                               Section 2.7
         Service                                            Section 2.18
         Services Agreement                                 Section 5.1
         Shares                                             Section 1.1
         Subsidiary                                         Section 1.1
         Subordinated Note                                  Section 1.2
         Taxes                                              Section 2.8
         Tax Returns                                        Section 2.8
         Tonkin                                             Introduction
         WARN Act                                           Section 4.9



            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be executed as a sealed instrument as of the date first above written.



                                      CYRK, INC.



                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                                      ROCKRIDGE PARTNERS, INC.



                                      By:
                                         --------------------------------
                                         Name:
                                         Title:




                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT


          This Amendment No. 1 (the "AMENDMENT") to Purchase Agreement is entered into as of this 15th day of February 2001 by and between Cyrk, Inc. (the "SELLER") and Cyrk Holdings, Inc., formerly known as Rockridge Partners, Inc. (the "BUYER").


                                  INTRODUCTION

          Reference is made to the Purchase Agreement by and between the Buyer and the Seller, dated as of January 20, 2001 (the "ORIGINAL AGREEMENT"). The parties wish to amend the Original Agreement as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Original Agreement.


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



          1    AMENDMENT TO ORIGINAL AGREEMENT.

               (a) Section 1.2(c) of the Original Agreement is hereby amended by inserting the following sentence at the end of such Section:

                   "In lieu of delivering the Seller Note at Closing, the Buyer may deliver to the Seller by wire transfer of immediately available funds the amount calculated in Section 1.2(c)(ii)."


               (b) Section 1.3(a) of the Original Agreement is hereby amended by inserting the following sentences at the end of such Section:

                   "If the Buyer has not delivered the Closing Purchase Price
               Certificate to the Seller within 90 days after the Closing Date, then the Seller may deliver the Closing Purchase Price Certificate to the Buyer within 120 days after the Closing Date. As used herein, the Person delivering the Closing Purchase Price Certificate is sometimes referred to as the "DISCLOSING PARTY" and the Person receiving the Closing Purchase Price Certificate is sometimes referred to as the "RECEIVING PARTY.""

               (c) Sections 1.3(b) and 1.3(d) of the Original Agreement is hereby amended by (i) inserting the phrase "the Receiving Party" in lieu of the phrase "the Seller" throughout such Sections and (ii) inserting the phrase "the Disclosing Party" in lieu of the phrase "the Buyer" throughout such Sections.

               (d) Section 4.19(b) of the Original Agreement is hereby amended by inserting "January 16, 2001" in lieu of "January 16, 2000".

               (e) Section 3 of Schedule 1.1(a) of the Original Agreement is hereby amended by inserting "except for any of Seller's Private Label inventory and Seller's inventory related to the following customers: Yahoo!, Your Car Nascar, FAO Schwartz, MCI and Smirnoff; PROVIDED THAT such Private Label and customer inventory is recorded on Seller's, as opposed to any of its Subsidiaries', books and records" after the phrase "all other personal property".

               (f) Section 1 of Schedule 1.1(a) of the Original Agreement is hereby amended by inserting ", except for any accounts receivable on the Seller's, as opposed to any Subsidiaries', books and records related to such agreements" after the phrase "on Schedule 1.4".

          2    ACKNOWLEDGMENT AND SURVIVAL. Except as specifically set forth herein, the Original Agreement shall remain in full force and effect. This Amendment shall be deemed a part of, and construed in accordance with, the Original Agreement.

          3    MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be ineffective to the extent of such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Amendment.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be executed as a sealed instrument as of the date first above written.



                                          CYRK, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          CYRK HOLDINGS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                              EXHIBIT 1.2(a)(iv)


                          SUBORDINATED PROMISSORY NOTE




$2,300,000                                                 Norwood Massachusetts

                                                           February 15, 2001

          FOR VALUE RECEIVED, CYRK HOLDINGS, INC., formerly known as ROCKRIDGE PARTNERS, INC. (the "BUYER"), hereby promises to pay to the order of CYRK, INC. ("CYRK"), at its chief executive office at 101 EDGEWATER DRIVE, WAKEFIELD, MASSACHUSETTS 01880 the sum of TWO MILLION THREE HUNDRED THOUSAND and 00/100 DOLLARS ($2,300,000), or the aggregate principal amount outstanding on the date this Note becomes due and payable in full as provided herein, together with any accrued but unpaid interest thereon. This Note shall bear interest on the unpaid principal amount hereof at a rate per annum initially equal to ten percent (10%). Interest shall be payable in arrears on the 15th day of each month. Any payment hereunder not paid when such payment is due shall be subject to a late fee at a rate per annum equal to twenty percent (20%) of the amount overdue, until fully paid. All payments hereunder shall be made in US dollars in immediately available funds.

          Reference is made to the Purchase Agreement by and between Buyer and Cyrk dated as of January 20, 2001 as amended by Amendment No. 1 dated as of the date hereof (as the same may be amended, modified or supplemented from time to time the "PURCHASE AGREEMENT"). Capitalized terms used herein and not defined shall have the meaning given to them in the Purchase Agreement.

          The entire outstanding principal hereunder together with accrued but unpaid interest thereon and any accrued late fees, if any, shall be due and payable on the earlier of (a) the acceleration of this Note by Cyrk hereunder upon an Event of Default (as hereinafter defined) or (b) the five year anniversary of the Closing Date (as defined in the Purchase Agreement).


          The Buyer may at any time prepay all or any portion of the unpaid principal amount of this Note without penalty or premium.

          At the option of Cyrk, upon the occurrence of any one or more of the following events (each, an "EVENT OF DEFAULT") the obligations under this Note shall become immediately due and payable without further notice or demand: (i) Buyer's failure to make any payment within three (3) days after the same is due hereunder; (ii) Buyer's failure to pay any other indebtedness to Cyrk when due;
(iii) any representation, warranty, statement or certificate made to Cyrk by Buyer or any of its affiliates, proves to have been untrue in any material respect; (iv) the termination of existence or dissolution of the Buyer; (v) the commencement, whether voluntary or involuntary, of a case under the United States Bankruptcy Code or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Buyer or all or a part of its assets, and if involuntary, which is not dismissed within sixty (60) days; (vi) Buyer makes an assignment for the benefit of creditors, or is unable to pay its debts as they mature; (vii) the entry of any judgment against Buyer, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of entry;
(viii) a change of control or change in management of Buyer; (ix) the sale of all or substantially all of the assets or securities of Buyer; (x) any breach by Buyer of any of its covenants and agreements contained herein or in the Purchase Agreement including without limitation Section 4.15 of the Purchase Agreement which breach, if curable, is not cured within 15 days after Buyer receives notice thereof or (xi) any breach by Buyer or any of its direct or indirect subsidiaries of any security agreement, guaranty or other security document entered into by Buyer or any such subsidiary on or about the date hereof in favor of Cyrk which breach, if curable, is not cured within 15 days after Buyer receives notice thereof.

          Late fees and interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year. All payments will be applied first to any charges, costs, expenses or late fees then owed by Buyer, second to any accrued but unpaid interest and third, to principal. In no event shall late fees or interest payable hereunder exceed the highest rate permitted by applicable law.

          Buyer agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Cyrk in connection with the enforcement and collection of this Note.

          Buyer hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Cyrk in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Cyrk of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

          The obligations under this Note are guaranteed by each subsidiary of the Buyer pursuant to a guaranty executed by each subsidiary (collectively, the "SECURITY DOCUMENTS"). Buyer agrees that if it creates any subsidiary after the date hereof then such subsidiary shall execute a guaranty in favor of Cyrk in substantially similar form as the Security Documents. The obligations under this Note are subject to a right of set-off held by Cyrk set forth in the Purchase Agreement. Any notice under this Note shall be delivered in accordance with the provisions contained in the Purchase Agreement. Payment on this Note is hereby subordinate to any Senior Indebtedness (as defined in EXHIBIT A) pursuant to the terms and conditions set forth on EXHIBIT A, attached hereto, and by its acceptance of this Note, Cyrk hereby agrees to the terms and conditions set forth on EXHIBIT A.

          This Note is delivered to Cyrk at its office in The Commonwealth of Massachusetts and shall be governed by the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles. For purposes of any action or proceeding involving this Note, Buyer hereby expressly submits to the jurisdiction of all federal and state courts located in The Commonwealth of Massachusetts. BUYER HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          Executed as an instrument under seal as of the date first above written.



                                          CYRK HOLDINGS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

          1    SUBORDINATION. Cyrk agrees, and each holder of this Note by its acceptance hereof likewise agrees, that the payment of Subordinated Indebtedness (as hereinafter defined) is hereby expressly subordinated, as hereinafter set forth, in the right of payment to the prior payment of Senior Indebtedness (as hereinafter defined). As used herein, "SENIOR INDEBTEDNESS" shall mean all senior, secured indebtedness of Buyer for money borrowed from any bank or other non-affiliated financial institution (including any indebtedness to any assignees thereof) whether now existing or hereafter arising, for the aggregate principal amount not to exceed $15,000,000 together with any interest on such indebtedness, and all premiums, fees and expenses owing by Buyer to the lender in respect of Senior Indebtedness. As used herein, "SUBORDINATED INDEBTEDNESS" shall mean all principal of and interest and late fees on this Note.

               1.1 LIQUIDATION, ETC. In the event of any distribution of the assets of Buyer upon any dissolution, winding up, liquidation or reorganization of Buyer (in connection with a bankruptcy, insolvency or receivership proceedings), or upon any assignment for the benefit of creditors, or upon any other marshaling of the assets and liabilities of Buyer for the benefit of any creditor or creditors (a "LIQUIDATION"):

               (a) all Senior Indebtedness shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Indebtedness;

               (b) any payment or distribution of any character, whether in cash, securities or other property, which (except for the terms of this Section 1.1) would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holder or holders of Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness; and

               (c) if, notwithstanding the foregoing terms of this Section 1.1, any payment or distribution of any character, whether in cash, securities or other property, shall be received in a Liquidation by the holder or holders of the Subordinated Indebtedness before all Senior Indebtedness shall have been paid in full as aforesaid, such payment or distribution shall be held in trust for the benefit of, and shall be paid or delivered to, the holder or holders of Senior Indebtedness (as provided in Section 1.3) to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness, PROVIDED, HOWEVER, that such amounts paid to the holder or holders of Senior Indebtedness shall not be deemed to discharge the Subordinated Indebtedness.

         Upon any payment or distribution of the character referred to in this
Section 1.1, the holder or holders of Subordinated Indebtedness shall be entitled to rely upon a certificate of any liquidating trustee, receiver, agent or other person making such payment or distribution for the purpose of determining the persons entitled to participate in such payment or distribution, the holder or holders of Senior Indebtedness and other indebtedness of Buyer, the amount thereof or payable thereon, the amount or amounts paid or distributed in respect thereof, and all other facts pertinent thereto and to this Section 1.

                   1.2 STANDBACK. If there shall exist a default (payment or otherwise) with respect to any Senior Indebtedness or in the instrument or instruments under which the same is outstanding, permitting (or which will, with the passage of time or notice or both, permit) the holder or holders thereof (or any representative on behalf of such holder or holders) to accelerate the maturity or demand immediate payment thereof (a "SENIOR DEFAULT"), then the holder or holders of Subordinated Indebtedness shall not accept, ask, demand or sue for any payment in respect of Subordinated Indebtedness for a period of 180 days after the date of such Senior Default (each such period, a "STANDSTILL PERIOD"), if the holder or holders are aware that, at the time or after immediately giving effect to the payment of such amount, there shall exist a Senior Default, unless and until all Senior Indebtedness is paid in full or such Senior Default shall have been cured or waived by the holder or holders of the Senior Indebtedness. As long as any Senior Indebtedness is outstanding during a Standstill Period, the holder or holders of Subordinated Indebtedness shall not, without the prior written consent of holder or holders of Senior Indebtedness sufficient to bind all holders of Senior Indebtedness, commence, or join with any other creditor in commencing any proceeding referred to in clause (v) of the definition of Event of Default. The holders of Senior Indebtedness may not implement a Standstill Period more than once in any 360 day period.

                   1.3 PAYMENTS IN RESPECT OF SENIOR INDEBTEDNESS. For the purposes of this Section 1, (a) Senior Indebtedness shall not be deemed to have been paid in full unless and until the holder or holders thereof shall have received cash or, if so approved by holder or holders of the Senior Indebtedness sufficient to bind all holders of Senior Indebtedness, marketable securities or other property taken at their then market value, or both, equal to the full amount of such Senior Indebtedness at the time outstanding, and (b) any payment or distribution required to be paid or delivered to the holder or holders of Senior Indebtedness shall be deemed to have been received by such holder or holders if paid or delivered to an authorized representative or representatives of such holder or holders.

                   1.4 RIGHTS OF SUBROGATION. Upon payment in full to the holder or holders of all Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of such holder or holders of Senior Indebtedness to receive payments and distributions in respect of Senior Indebtedness until all such holders of the Subordinated Indebtedness shall have been paid in full. No payment or distribution to the holder or holders of Senior Indebtedness by virtue of the provisions of this Section 1, which would otherwise have been made to the holder or holders of the Subordinated Indebtedness, shall, as between Buyer and its creditors other than the holder or holders of Senior Indebtedness, be deemed to be a payment by Buyer in respect of Senior Indebtedness, it being understood that the terms of this Section 1 are for the purpose of defining the relative rights of the holder or holders of Senior Indebtedness on the one hand and the holder or holders of Subordinated Indebtedness on the other hand.

                   1.5 MODIFICATIONS OF SENIOR INDEBTEDNESS AND SECURITY. The holder or holders of the Senior Indebtedness may, at any time and from time to time, without impairing or releasing the subordination provisions of this
Section 1, do any one or more of the following:

                       (a) release any person or entity liable in any manner
                           for the payment or collection of the Senior
                           Indebtedness;

                       (b) exercise or refrain from exercising any rights in
                           respect of the Senior Indebtedness against Buyer or any other person or entity;

                       (c) apply any monies or other property paid by any
                           person or entity or otherwise released in any manner, to the Senior Indebtedness; or

                       (d) accept or release any security for the Senior
                           Indebtedness.

                   1.6 AGREEMENTS WITH HOLDER OF SENIOR INDEBTEDNESS. The holder of this Note shall promptly execute such additional agreements as any holder or holders of Senior Indebtedness may reasonably request to confirm the provisions of this Note and otherwise providing for the reasonable subordination of the indebtedness evidenced by this Note not materially inconsistent with this Note.

                   1.7 MODIFICATION OF NOTE. No modification or waiver of the terms of this Note shall be effective without the prior written consent of such holders of the Senior Indebtedness necessary to bind all of the holders of Senior Indebtedness.

                   1.8 INCORRECT PAYMENTS. If any payment on account of this Subordinated Indebtedness not permitted by the terms of this Note is received by the Holder hereof prior to the payment in full of the Senior Indebtedness, such payment shall be held in trust by such Holder for the benefit of the holder or holders of the Senior Indebtedness, and shall be paid over to the holder or holders of the Senior Indebtedness, or their authorized representative for application to the payment of the Senior Indebtedness until paid in full.